Exhibit 4.1

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, SUBSCRIBERS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR “BLUE SKY” LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

EACH PROSPECTIVE SUBSCRIBER SHOULD CONSULT THE SUBSCRIBER’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE SUBSCRIBER’S PROPOSED INVESTMENT.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

Subscriber Name: ____________________________

Amount Subscribed: __________________________

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) dated November [_], 2024 among Innovega Inc., a company incorporated under the law of the State of Delaware (the “Company”), and the subscriber (the “Subscriber”) identified on the signature page hereto.

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D (“Regulation D”), promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company is offering (the “Offering”) a maximum of one million U.S. Dollars ($1,000,000) (the “Maximum Amount”) of its notes, substantially in the form of Annex A hereto (each a “Note” and collectively, the “Notes”) at a price equal to 100% of the principal amount thereof (the “Offering Price”);

WHEREAS, each Note shall be convertible into shares of common stock of the Company (the “Common Stock”), par value $0.001 per share (the “Common Stock”) or shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock” and, together with the Common Stock and the Notes, the “Securities”);

WHEREAS, the Offering shall be conducted until the earlier of (i) the sale of the Maximum Amount or (ii) the date on which the Company shall determine to terminate the Offering (the “Termination Date”);

WHEREAS, the Notes will be sold only to Subscribers who are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act) pursuant to Rule 506(c) of Regulation D or to a non “U.S. Person” (as such term is defined in Rule 902(k) of Regulation S);

WHEREAS, neither the Notes nor the shares of Common Stock or Preferred Stock issuable upon conversion of the Notes have been or will be registered under the Securities Act and will therefore constitute “restricted securities” within the meaning of Rule 144 thereunder and subject to significant restrictions upon the sale or transfer as set forth there in and therein;

WHEREAS, an initial closing of the Offering of $200,000 has taken place and additional closings of the Offering (each a “Closing”) will take place prior to the Termination Date on such dates (each a “Closing Date”) at the direction of the Company;

WHEREAS, the Subscriber desires to purchase from the Company and the Company desires to sell to the Subscriber, Notes in a principal amount, which when multiplied by the Offering Price, equals the Amount Subscribed set forth on the first page of this Agreement and on the signature page hereto on the terms and conditions hereinafter set forth.

WHEREAS, the Subscriber understands and acknowledges that the Company intends to raise further financing by means of a crowdfunding exercise in 2025 (the “Crowdfunding”) or otherwise and that the Crowdfunding or other financing will not affect the exemption from registration for the issuance and sale of the Notes to the Subscriber hereunder;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1. Subscription.

(a) The Subscriber hereby subscribes for and agrees to purchase the principal amount of Notes at the Offering Price, equal to the amount subscribed (the “Subscription Amount”) set forth on the first page of this Agreement and on the signature page hereto.

(b) The Notes shall be convertible into shares of Common Stock or Preferred Stock upon the terms and conditions set forth in the Notes.

(c) This Agreement will not be effective unless and until accepted by the Company by means of countersignature of its authorized officer or agent on the signature page hereto. The Company reserves the right to reject any subscription, in whole or in part, and subscriptions need not be accepted in the order received. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Securities to any person who is a resident of a jurisdiction in which such issuance would constitute a violation of the securities or other laws of such jurisdiction.

2. Suitability Information.

(a) The Subscriber acknowledges that this offering is only available to a Subscriber who qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act who is sufficiently sophisticated in finance and business matters to evaluate an investment in the Notes and is able to bear the economic risk of loss in such an investment and who has completed the Accredited Investor Certification set forth as Annex B to this Agreement affirming Subscriber’s status as an accredited investor.

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(b) The Subscriber acknowledges that: (1) the Securities have not been registered under the Securities Act, the securities laws of any state of the United States of America or any other jurisdiction and, as a result, they are subject to restrictions on transfer; (2) the Subscriber must bear the economic risk of an investment in the Securities for an indefinite period of time; (3) there is no public market for the Securities and it is not anticipated that one will develop; (4) the Securities lack any liquidity and must be considered a long-term investment; (5) no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the Offering, or made any finding or determination as to the fairness of the terms of this Offering; and (6) the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and in reliance on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of this Agreement and each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Securities and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The Notes upon issuance and the shares of Common Stock and Preferred Stock, when issued upon conversion of the Notes:

(i)	will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)	will be, duly and validly authorized and on the dates of issuance thereof, assuming payment therefor in conformance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable;

(iii)	will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)	will not subject the holders thereof to personal liability by reason of being such holders; and

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(v)	will not result in a violation of the registration requirements of Section 5 of the Securities Act.

(c) Authority; Enforceability. This Agreement and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d) No Consents, Approvals, etc. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 hereof, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Affiliates (as defined below), or of the shareholders of the Company is required for the execution and delivery by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s board of directors in accordance with the Organizational Documents and applicable law. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) Capitalization. The Company has authorized 50,000,000 shares of Common Stock and 16,252,5398 shares of Preferred Stock. As of the date of this Agreement, and 10,877,818 shares of Common Stock are issued and outstanding and 8,817,925 shares of Preferred Stock are issued and outstanding (or 9,037,853 shares on an “as converted” basis). Other than issued and outstanding warrants exercisable in the aggregate for 1,000,156 shares of Common Stock at an exercise price of $0.01 per share, there are no outstanding options (other than pursuant to the Company’s equity incentive plan), warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock other than the existing convertible instruments (if any). No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the Transaction Documents except for such, if any, as will have been validly waived before the Closing. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and State Securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors or others is required for the issuance and sale of the Securities, except for such approvals as have been obtained prior to Closing. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(f) Financial Statements. Complete copies of the Company’s financial statements, consisting of the statement of financial position of the Company as of June 30, 2024 and its fiscal year end on December 31, 2023 and December 31, 2022, and the related consolidated statements of income and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to Subscriber in the annual report on Form 1-K. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated. Fruci & Associates II, PLLC, which has audited the Financial Statements at December 31, 2023 and December 31, 2022, and for each fiscal year then ended, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Notes sold in the offering for working capital and pay expenses incurred in connection with the Crowdfunding. The Company reserves the right to change the above intended use of proceeds if management believes it is in the best interests of the Company.

(h) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

(i) Investment Company Act. Neither the Company nor any Affiliate of the Company is or, after giving effect to the offer and sale of the Securities pursuant to this Agreement and the application of the proceeds therefrom will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(k) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any securities of the Company nor solicited any offers to buy any securities of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated purposes of the Securities Act with any prior offerings of securities by the Company. No prior or subsequent offering will impair the exemptions from registration under the Securities Act relied upon in this Offering.

(l) Securities Filings. Except for the filing with the Commission of a Form D adopted by the Commission as 17 C.F.R. § 239.500 under the Securities Act (“Form D”) and other than as may be required under applicable state securities or “Blue Sky” laws, no authorization, approval, consent, order, registration, certification, license or permit of any court or governmental agency or body, is required for the valid authorization, issuance, sale and delivery of the Securities, subject to compliance by the Subscriber with regulations regarding an offering to “accredited investors” under Regulation D.

(m) No Regulation D Disqualifications. The Company is not disqualified from the exemption from registration under the Securities Act under Rule 506 of Regulation D by virtue of the disqualifications contained in Rule 506(d), or the exemption under Regulation D by virtue of the disqualifications contained in Rule 507.

(n) No Dividend Payments. The Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or entered into any transaction other than in the ordinary course of business, nor (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(o) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) the Subscriber, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Subscriber.

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4. Representations and Warranties of Subscriber. By subscribing to the Offering, Subscriber (and, if Subscriber is purchasing the Notes subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of this Agreement and as of each Closing Date:

(a) Investment for own Account. The Subscriber is investing in the Company for the Subscriber’s own account for investment purposes only, is not acquiring the Securities with a view toward distribution thereof and does not have any contract, undertaking or arrangement with any person or entity to sell, transfer or grant a participation with respect to any of the Securities.

(b) Access to Information. The Company has made available to the Subscriber (or to the Subscriber’s legal or financial advisor, if requested) the opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of this Offering and to obtain any additional information, to the extent that Company possesses such information, necessary to make an informed, free and voluntary investment decision.

(c) Risk of Investment. The Subscriber has reviewed the Subscriber’s financial condition and commitments, alone or together with the Subscriber’s financial advisors, and, based on such review, the Subscriber is satisfied that (i) the Subscriber has adequate means of providing for the Subscriber’s financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that the Subscriber could bear the risk of loss of the entire investment in the Securities being subscribed for hereunder, (ii) the Subscriber has no present or contemplated future need to dispose of all or any portion of the Securities being subscribed for hereunder to satisfy any existing or contemplated undertaking, need or indebtedness, and (iii) the Subscriber is capable of bearing the economic risk of an investment in the Securities being subscribed for hereunder for the indefinite future.

(d) Advisors. The Subscriber is not relying on the Company, its directors, officers, representatives, attorneys or agents with respect to the legal, tax and other economic considerations of the Subscriber relating to an investment in the Securities or the evaluation of the Offering. The Subscriber has sought appropriate legal, investment and tax advice regarding the Offering and an investment in the Securities if deemed desirable and understands that an investment in the Securities is highly speculative and involves a substantial risk of total loss of investment. In regard to such consideration, the Subscriber has relied on the advice of, or has consulted with, only the Subscriber’s own advisors. The Subscriber has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company in the light of its particular tax and financial situation and has determined that the Securities being subscribed for hereunder is a suitable investment for the Subscriber.

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(e) Legal Capacity.

(i)	If the Subscriber is a natural person, the Subscriber has the legal capacity to execute, deliver and perform his or her obligations under this Subscription Agreement, and his or her execution and delivery hereof and thereof and performance of his or her obligations hereunder and thereunder require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not result in a breach of any of the terms, conditions or provisions of; or constituted a default under, any provision of any trust agreement, indenture, mortgage, deed of trust, credit, note or evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, regulation, law order, writ, injunction, order or decree to which the Subscriber is subject. This Agreement has been executed and delivered by the Subscriber and constitutes the legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(ii)	If the Subscriber is a corporation, limited liability company, partnership, trust or other entity, it is duly organized, validity existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Subscription Agreement require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company and except for any securities notice filings made by the Company in connection with the Offering), and do not and will not result in a breach of any of the terms, conditions or provisions of any charter, bylaws, trust agreement, limited liability agreement, operating agreement, organizational document, indenture, mortgage, deed of trust, credit, note or evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, regulation, law, order, writ, injunction, order or decree to which the Subscriber is subject; the Subscriber is authorized and qualified to become a shareholder in, and authorized to make its capital contribution to, the Company and otherwise to comply with its obligations under this Agreement; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and constitutes the valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms. The Subscriber hereby agrees, upon request of the Company, to deliver any document, including an opinion of counsel to the Subscriber, evidencing the existence of the Subscriber, the legality of an investment by it in the Company and the authority of any person executing any documents relating to the Company on behalf of the Subscriber.

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(f) OFAC Compliance. The Subscriber represents and warrants that the Subscriber is aware of applicable anti-money laundering laws and regulations, including the requirements of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, the “anti-money laundering/OFAC laws”). The Subscriber represents to the Company that, the Subscriber and its Related Persons are not individuals, entities or countries that may subject the Company to criminal or civil violations of any anti-money laundering/OFAC laws. For purposes of this subsection, (i) “Related Person” means a person who is related to the investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner, and (ii) “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons.

(g) Accredited Investor Status. If the offer purchase and sale of the Securities to the Subscriber is being made pursuant to the exemption from the registration requirements provided by Rule 506(c) of Regulation D under the Securities Act, the Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act. The Subscriber agrees to furnish to the Company such documentation and other information as the Company may require and request of the Subscriber to verify the status of the Subscriber as an “accredited investor”, including, without limitation, the documents and information applicable to the Subscriber set forth in Rule 506(c)(2)(ii)(A), (B) and (C).

(h) Restricted Securities. Subscriber understands that the Securities have not been registered under the Securities Act or any applicable securities laws of any state of the United States and therefore constitute “restricted securities” as defined in Rule 144(a)(3) and that, accordingly, the Subscriber may not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available.

(i) Restrictive Legend. The Notes shall bear the following or a similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(j) No Disqualifying Events. The Subscriber: (i) if a natural person, represents on its behalf or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock corporation or other entity, represents on its behalf and the behalf of its officers, directors and principal stockholders, connected with the Subscriber at the time of this Subscription Agreement, that it is not subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (each a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3).

(k) Subsequent Financings. The Subscriber acknowledges that the Company may raise further debt or equity financings (or securities convertible or exchangeable into or exercisable for debt or equity securities of the Company, including the proposed Crowdfunding. The Subscriber acknowledges that such other financings may dilute the Subscriber’s investment in the Company.

(l) Correctness of Representations and Warranties. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(m) Valuation. Subscriber acknowledges that the price of the Securities to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Subscriber’s investment will bear a lower valuation.

(n) Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address provided with Subscribers subscription.

(o) Foreign Subscribers. If Subscriber is not a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

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(p) Survival. The foregoing representations and warranties shall survive for a period of one year following the final Closing Date.

5. Indemnity. The representations, warranties and covenants made by Subscriber herein shall survive the closing of this Agreement. Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

6. Form D and “Blue Sky” Filings. The Company agrees to file a Form D with the Commission relating to the offer and sale of the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities or obtain an exemption therefor for sale to the Subscriber at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable.

7. Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities at each Closing shall be subject to the following conditions to the extent not waived by the Company:

(a)	Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the Notes being purchased by such Subscriber at such Closing.

(b)	Representations and Warranties. The representations and warranties made by the Subscriber in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

(c)	Receipt of Executed Documents. The Subscriber shall have executed and delivered to the Company an executed Subscription Agreement, Accredited Investor Certification (if applicable) and the Purchaser Questionnaire, set forth as Annex C to this Agreement.

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(d)	Verification of Accredited Investor Status. The Company shall have received all information from the Subscriber as the Company shall have requested from the Subscriber pursuant to Section 4(g) of this Agreement and shall have, in its sole discretion, verified the status of the Subscriber as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.

(e)	No Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8. Conditions to Subscriber’s Obligations at Closing. The Subscriber’s obligation to accept delivery of the Securities and to pay for the Securities at each Closing shall be subject to the following conditions:

(a)	Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

(b)	Receipt of Executed Transaction Documents. The Company shall have executed and delivered the Escrow Agreement between the Company and the Escrow Agent.

(c)	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(d)	Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Securities and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

12

(e)	Officer’s Certificate. The Subscriber shall have received a certificate, executed on its behalf by an appropriate officer of the Company, dated as of the applicable Closing Date, to the foregoing effect.

(f)	Secretary’s Certificate. The Company shall have delivered to the Subscriber a certificate, executed on its behalf by an appropriate officer, of the Company dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities, certifying the current versions of its Organizational Documents, certifying as to the good standing of the Company in the jurisdiction of its organization and in jurisdictions authorized to conduct business, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered in connection with the Initial Closing, unless any information contained in the certificate has changed.

9. Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of New York.

10. Jurisdiction. Each of Subscriber and the Company consents to the jurisdiction of the courts of the State of New York and of the United States of America, in each case, sitting in the county and city of New York and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts. Each of subscribers and the Company accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of Subscriber and the Company further irrevocably consents to the service of process out of any of the aforementioned courts in the manner and in the address specified in Section 12 of this Agreement and the signature page of this agreement. however, nothing in this paragraph shall be construed to be applicable to any action arising under the federal securities laws.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS PROVISION, EACH SUBSCRIBER WILL NOT BE DEEMED TO HAVE WAIVED THE COMPANY’S COMPLIANCE WITH U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

13

12. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

Innovega Inc.
2018 156th Avenue, NE, Building F
Bellevue, WA 98007
Attention: Stephen Willey and Alan Koslow
	E-mail:	steve@innovega-inc.com
alan@innovega-inc.com

with a copy to
(which shall not constitute notice):		Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention: Lawrence Metelitsa, Esq.
E-mail: lmetelitsa@lucbro.com

If to Subscriber, at Subscriber’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

13. Amendments/Waivers. This Agreement may be amended only by a writing signed by the Company and the Subscriber. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach. No act, delay or omission on the part of either party will be deemed a waiver unless expressly made in writing

14. Counterparts. This Agreement may be executed in counterparts including by signature in portable document format (.pdf) or other electronic record or facsimile format, each of which is deemed an original but all of which constitute one and the same instrument.

15. Entire Agreement. This Agreement is the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to the subject matter hereof.

14

16. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

17. Expenses. Each party shall bear its own expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

18. Third-Party Beneficiary. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

19. Assignments. This Agreement may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, without the prior written consent of each of the other parties hereto.

20. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Instructions and Signature Page Follow]

15

How to subscribe for Securities in the private offering of Innovega Inc.:

1.	Date and fill in the dollar amount of Securities being purchased and complete and sign the Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Purchaser Questionnaire.

COUNTERPART SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned has executed this Subscription Agreement as of the date indicated

Amount Subscribed: $_______

Date:________, 202_

INDIVIDUALS SIGN BELOW:

Subscriber’s Signature	Print Subscriber’s Name	Social Security No.

Joint Subscriber’s Signature*	Print Joint Subscriber’s Name	Social Security No.

(*If Securities are to be owned jointly, both Subscribers must sign)

ENTITY OR PERMITTED TRUST:

Name of Entity or Trust:

By:

Name:	Taxpayer Identification Number
Title:

ALL SUBSCRIBERS COMPLETE THE ADDRESS SECTION

Principal Residence Address: Mailing Address, if different from Residence Address:

Subscription Accepted on___________________, 202_.

INNOVEGA INC.

By:
Name:
Title:

INNIOVEGA INC.

ACCREDITED INVESTOR CERTIFICATION

(all Investors must INITIAL where appropriate)

By initialing you certify that:

For Individual Investors Only

Initial ________	I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property but excluding the estimated fair market value of your primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Securities for the purpose of investing in the Securities. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

Initial ________	I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.)

Initial ________	I hold in good standing one of the following professional licenses from FINRA: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

Initial ________	I am a director or executive officer of Innovega Inc.

For Non-Individual Investors (Entities)

The investor is:

Initial ________	A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

Initial ________	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

Initial ________	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

Initial ________	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Initial ________	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

Initial ________	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Initial ________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial ________	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Act.

Initial ________	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

Initial ________	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.

Initial ________	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Initial ________	A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.

Initial ________	A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Initial ________

An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed herein. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Initial ________	An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

Initial ________	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

Initial ________	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

INNOVEGA INC.

PURCHASER QUESTIONNAIRE

(FOR ACCREDITED INVESTORS)

Purpose of this Purchaser Questionnaire:

Securities of Innovega Inc., a company incorporated under the law of the State of Delaware (the “Company”), are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the private offering exemption contained in the Securities Act and Rule 506(c) of Regulation D thereunder and in reliance on similar exemptions under certain applicable state laws. The purpose of this Purchaser Questionnaire is to assure the Company that the proposed purchaser meets the standards imposed for the application of such exemptions, including, but not limited to, whether the proposed purchaser qualifies as an “accredited investor,” as defined in Rule 501 under the Securities Act. Your answers will at all times be kept strictly confidential. However, by signing this Purchaser Questionnaire, you agree that the Company may present this Purchaser Questionnaire to such parties as the Company may deem appropriate if called upon under applicable law to establish the availability of any exemption from registration of the private placement, or if the contents hereof are relevant to any issue in any action, suit or proceeding to which the Company is a party or by which it may be bound. The undersigned realizes that this Purchaser Questionnaire does not constitute an offer by the Company to sell its securities but is a request for information.

THE COMPANY WILL NOT OFFER OR SELL SECURITIES TO ANY INDIVIDUAL WHO HAS NOT COMPLETED, AS THOROUGHLY AS POSSIBLE, A Confidential Private PURCHASER QUESTIONNAIRE.

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets, if necessary, to complete your answers to any item.

PLEASE ATTACH A PHOTOCOPY OF YOUR DRIVER’S LICENSE OR OTHER GOVERNMENT-ISSUED IDENTIFICATION CARD TO THIS FORM.

I. General Information:

Name: ______________________________________________________________________

Date of Birth: ________________________________________________________________

Residence Address: ___________________________________________________________

____________________________________________________________

Business Address: ______________________________________________________________

______________________________________________________________

Home Telephone No.: ___________________________________________________________

Business Telephone No: __________________________________________________________

E-mail Address: _________________________________________________________________

Preferred Mailing Address: ________ Business or _________ Home (check one)

Social Security Number: ______________________________________________________

Marital Status: _______________________________________________________________

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the date of termination of the offering in the event that the representations and warranties made by the undersigned in this Purchaser Questionnaire shall cease to be true, accurate and/or complete.

II. Financial Experience

Please provide the following information concerning your financial experience:

(a)	Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

	Substantial	Limited	No
	Experience	Experience	Experience
Stock & Bonds
Penny Stocks
Government Securities
Municipal (tax-exempt) Securities
Stock options
Commodities
Real estate programs
Securities for which no market exists
Limited partnerships (tax deferred)
Investments generally

(b)	For those investments for which you indicated “substantial experience” above, please answer the following additional questions by checking the appropriate box:

(a)	Do you make your own investment decisions with respect to such investments? (Please check the appropriate box with respect to your involvement in making investment decisions).

☐	Always
☐	Usually (i.e. most often)
☐	Frequently (i.e. regularly)
☐	Rarely

(b)	What are your principal sources of investment knowledge or advice? (You may check more than one.)

☐	First-hand experience with industry
☐	Financial publication(s)
☐	Trade or industry publication(s)
☐	Banker(s)
☐	Broker(s)
☐	Investment Adviser(s)
☐	Attorney(s)
☐	Accountant(s)

(c)	Indicate by check mark whether you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.

Securities (cash)	_____	_____	If “Yes,” number of years ______
	YES	NO

Securities (margin)	_____	_____	If “Yes,” number of years ______
	YES	NO

Commodities	_____	_____	If “Yes,” number of years ______
	YES	NO

(d)	Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

YES                                NO

If the answer to this question is “No,” please name the investment advisor, if any, with whom you have reviewed the merits and risks of this issuance of Securities of the Company. The investment adviser named below must act as your Purchaser Representative (as defined in Regulation D) and must complete a Purchaser Representative Questionnaire that may be obtained upon request from the Company. No representative of the Company may be your Purchaser Representative.

Name: ____________________________________________________________________________

Firm: _____________________________________________________________________________

Address: __________________________________________________________________________

Telephone Number: (       ) ___________________________

(e)	Investment risk exposure:

☐	Speculative	☐	Moderate
☐	Aggressive	☐	Low

(f)	Are you, your spouse, or any other immediate family members, including parents, in-laws, and siblings that are dependents, an officer, director or greater than ten percent (10%) shareholder of the Company?

YES_______                                   NO_______

(g)	Are you, your spouse, or any other immediate family members, including parents, in-laws, and siblings that are dependents, employed by or associated with the securities industry (for example, as an investment advisor, sole proprietor, partner, officer, director, branch manager or broker at a broker-dealer firm or municipal securities dealer) or a financial regulatory agency, such as FINRA or the New York Stock Exchange?

YES_______                                   NO_______

If Yes, please provide the name and contact information for such firm.

(h)	Are you a senior military, governmental or political official in a non-US country?

YES_______                                   NO_______

If “Yes,” please provide the name of the country. ___________________________________________

III. Suitability (Please answer each question below):

(a) For an individual subscriber, please describe your current employment, including the company by which you are employed and its principal business:

___________________________________________________

(b) For an individual subscriber, please describe any college or graduate degrees held by you:

_____________________________________________________

(c) For all subscribers, please list types of prior investments:

___________________________________________________

(d) For all subscribers, please state whether you have participated in any other private placements before:

YES_______                                   NO_______

(e) If your answer to question (d) above is “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private	Public or
	Companies	Companies	Private

Frequently

Occasionally

Never

(f) For individual subscribers, do you expect your current level of income to significantly decrease in the foreseeable future such that you will no longer qualify as an accredited investor:

YES_______                                   NO_______

(g) For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future such that you will no longer qualify as an accredited investor?

YES_______                                   NO_______

(h) For all subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______                                   NO_______

(i) For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you are seeking to subscribe?

YES_______                                   NO_______

(j) For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______                                   NO_______

(k) For all subscribers, please indicate your current net worth or joint net worth with spouse (note that “net worth” includes all of the assets owned by you and your spouse in excess of total liabilities, including the fair market value, less any mortgage, of your principal residence):

(1)_____$50,000-$100,000	(2)_____$100,000-$250,000	(3)_____$250,000-$500,000

(4)_____$500,000-$750,000	(5)_____$750,000-$1,000,000	(6)_____over $1,000,000

(l) For all subscribers, are the current value of liquid assets (cash, freely marketable securities, cash surrender value of life insurance policies, and other items easily convertible into cash) sufficient to provide for current needs and possible personal contingencies:

YES_______                                   NO_______

(m) If you expect to invest at least $[     ], does your total purchase price exceed 10% of your net worth at the time of sale, or joint net worth with your spouse.

YES_______                                   NO_______

(n) Is this investment consistent with your overall investment strategy?

YES_______                                   NO_______

IV. FINRA Affiliation:

Are you affiliated or associated with a FINRA member firm (please check one):

Yes_______                                   No_______

If yes, please describe:

If subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the Rules of Fair Practice.

Name of FINRA Member Firm

By:		Date:
Authorized Officer

By signing this Purchaser Questionnaire, I hereby confirm the following statements:

(i) I am aware that the offering of securities of the Company will involve securities that are not transferable and for which either a limited or no market exists, thereby requiring my investment to be maintained for an indefinite period of time;

(ii) I acknowledge that any delivery to me of any offering materials relating to the securities of the Company prior to the determination by the Company of my suitability as an investor shall not constitute an offer of such securities until such determination of suitability shall be made, and I agree that I shall promptly return the offering materials to the Company upon request; and

(iii) My answers to the foregoing questions are, and were on any date (if any) that I previously subscribed for securities of the Company, true and complete to the best of my information and belief and were true on any date that I previously subscribed for securities of the Company, and I will promptly notify the Company of any changes in the information I have provided.

(iv) I certify that as for the purposes of my interest in the proposed investment, I am an accredited investor pursuant to a private placement under Rule 506(c) and I understand the risks associated with the investment, including the risk of loss and lack of liquidity.

Executed:

Date:________________

(Printed Name)

Place:

(Signature)

(Printed Name of Joint Subscriber)

(Signature of Joint Subscriber)

Title (if applicable): __________________________

Date: ___________________________________

Innovega, Inc.

Preliminary Unaudited Balance Sheet

	Unaudited June 30 2024	Unaudited December 31 2023	Audited December 31 2022
ASSETS			
CURRENT ASSETS			
Cash and cash equivalents	$ 431,853	$ 89,859	$ 1,114,747
Other current assets	4,500	12,515	318,220
Total current assets	436,353	102,374	1,432,967
PROPERTY AND EQUIPMENT, net	224,883	266,389	325,807
INTANGIBLE ASSETS, net	1,252,422	1,122,828	841,176
RIGHT OF USE	341,018	341,018	431,498
OTHER ASSETS	120,801	120,801	141,941
Total assets	$ 2,375,477	$ 1,953,410	$ 3,173,389
LIABILITIES AND STOCKHOLDERS' DEFICIT			
CURRENT LIABILITIES			
Accounts payable	$ 782,761	$ 676,092	$ 454,195
Accounts payable-RP	224,766	99,415	13,504
Accrued expenses	119,121	107,397	427,451
Related Party Notes payable, current	1,035,000	825,000	950,000
Short-Term Lease Liability	100,884	100,884	90,265
Accrued note interest, current portion	530	530	471
Total current liabilities	2,263,062	1,809,318	1,935,886
LONG-TERM LIABILITIES			
Accrued deferred wages	1,364,266	1,349,104	1,280,149
Related Party Notes payable	537,500	537,500	-
Long-Term Lease Liability	260,000	260,000	360,884
Total liabilities	4,424,828	3,955,922	3,576,919
STOCKHOLDERS' DEFICIT			
Common Stock, $0.0001 par value, 50,000,000 authorized and 10,447,968 outstanding at June 30, 2023	1,070	1,055	1,044
Preferred Stock, Series Seed, $0.0001 par value, 3,518,238 authorized and outstanding at June 30, 2023	352	352	352
Preferred Stock, Series A, $0.0001 par value, 7,734,301 authorized and 4,833,390 outstanding at June 30, 2023	529	507	495
Additional paid in capital	18,152,913	17,380,405	16,794,480
Accumulated deficit	(20,204,215)	(19,384,831)	(17,199,901)
Total stockholders' equity (deficit)	(2,049,351)	(2,002,512)	(403,530)
Total liabilities, and stockholders' deficit	$ 2,375,477	$ 1,953,410	$ 3,173,389

See accompanying notes

Innovega, Inc.

Preliminary Unaudited Statements of Cash Flows

	Unaudited January 31 2024	Unaudited February 28 2024	Unaudited March 31 2024	Unaudited April 30 2024	Unaudited May 31 2024	Unaudited June 30 2024	Unaudited Total 2024 2024	Unaudited December 31 2023	Audited December 31 2022
CASH FLOWS FROM OPERATING ACTIVITIES									
Net loss	$ (78,520)	$ (118,061)	$ (151,169)	$ (118,054)	$ (173,136)	$ (180,444)	$ (819,384)	$ (2,184,930)	$ (3,682,952)
Adjustments to reconcile net cash to net loss									
Depreciation and amortization	13,004	13,226	13,273	13,353	13,445	13,614	79,915	146,299	121,270
Right to Use Asset							-	90,480	84,210
Stock compensation expense	-	-	48,023	-	-	48,023	96,046	226,296	408,309
Deferred Offering Costs	-	-	-	-	-	-	-	266,500	(266,500)
Changes in operating assets and liabilities									
Accounts receivable	-	-	-	-	-	-	-	-	-
Other current assets	2,153	2,153	1,603	1,053	1,053	-	8,015	39,205	33,364
Security deposit	-	-	-	-	-	-	-	21,140	-
Accounts payable	67,750	24,190	44,765	57,522	2,959	34,498	231,684	307,808	183,288
Accrued expenses	(7,729)	9,237	3,844	2,166	5,874	(1,332)	12,059	(319,994)	317,793
Accrued deferred wages	(4,000)	-	7,198	14,396	7,665	(10,097)	15,162	68,954	(261,912)
Debt financing costs	-	-	-	-	-	-	-	112,500	-
Lease Liability	-	-	-	-	-	-	-	(90,265)	(64,559)
Net cash used in operating activities	(7,342)	(69,255)	(32,463)	(29,564)	(142,140)	(95,738)	(376,503)	(1,316,007)	(3,127,689)
CASH FLOWS FROM INVESTING ACTIVITIES									
Purchases of fixed assets	-	-	-	-	-	-	-	(24,584)	(249,194)
Acquisition of intangible assets	(53,185)	(24,298)	(29,353)	(28,297)	(17,193)	(15,677)	(168,003)	(343,949)	(213,921)
Net cash used in investing activities	(53,185)	(24,298)	(29,353)	(28,297)	(17,193)	(15,677)	(168,003)	(368,533)	(463,115)
CASH FLOWS FROM FINANCING ACTIVITIES									
Issuance of common stock	-	2	-	2	10	1,514	1,528	1,101	220,000
Proceeds from shareholder note issuance	175,000	-	-	35,000	-	-	210,000	425,000	750,000
Repayments of shareholder notes	-	-	-	-	-	-	-	-	(450,000)
Proceeds from Preferred Stock, net of costs (incl note conversions)	-	24,998	-	49,998	249,990	349,986	674,972	233,551	924,417
Net cash provided by financing activities	175,000	25,000	-	85,000	250,000	351,500	886,500	659,652	1,444,417
NET INCREASE (DECREASE) IN CASH	114,473	(68,553)	(61,816)	27,139	90,667	240,085	341,994	(1,024,888)	(2,146,387)
CASH, beginning of period	1,114,747	1,229,220	1,160,667	1,098,851	1,125,989	1,216,656	89,859	$ 1,114,747	3,261,134
CASH, end of period	$ 1,229,220	$ 1,160,667	$ 1,098,851	$ 1,125,989	$ 1,216,656	$ 1,456,741	$ 431,853	$ 89,859	$ 1,114,747
CASH PAID FOR INTEREST	$ 19,779	$ 19,784	$ 21,148	$ 22,031	$ 19,084	$ 25,488	$ 127,314	$ 113,072	$ 55,973
CASH PAID FOR TAXES	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

See accompanying notes

Innovega, Inc.
Preliminary Unaudited Statements of Stockholders' Equity (Deficit)
For the Periods Ended December 31, 2022, December 31, 2023 and June 30, 2024

	Common Shares		Preferred Shares		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2021	9,447,968	$ 944	8,120,884	$ 812	$ 15,241,889	$(13,516,949)	$ 1,726,696
Preferred, Seed Series (net of $116,147 in issuance costs)			346,855	35	924,382		924,417
Stock compensation expense					408,309	-	408,309
Exercise of options	1,000,000	100	-	-	219,900	-	220,000
Net loss						(3,682,952)	(3,682,952)
Balance at December 31, 2022	10,447,968	$ 1,044	8,467,739	$ 847	$ 16,794,480	$(17,199,901)	$ (403,530)
Preferred, Series A			74,997	8	233,553		233,561
Preferred, Series A (issued in note conversion)			41,665	4	124,986		124,990
Stock compensation expense			-	-	226,296		226,296
Warrant Expense			-	-	28		28
Warrant Exercise	107,336	11	-	-	1,062		1,073
Net loss						(2,184,930)	(2,184,930)
Balance at December 31, 2023	10,555,304	$ 1,055	8,584,401	$ 859	$ 17,380,405	$(19,384,831)	$ (2,002,512)

See accompanying notes

Innovega, Inc.

Preliminary Unaudited Statements of Operations

	Unaudited January 31 2024	Unaudited February 28 2024	Unaudited March 31 2024	Unaudited April 30 2024	Unaudited May 31 2024	Unaudited June 30 2024	Unaudited Total 2024 2024	Unaudited December 31 2023	Audited December 31 2022
REVENUE	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 50,000	$ 30,000
COST OF GOODS SOLD	-	-	-	-	-	-	-	-	-
Gross profit	-	-	-	-	-	-	-	50,000	30,000
OPERATING EXPENSES									
Independent research and development	16,968	36,245	32,037	39,732	35,683	26,024	186,689	789887	1,363,730
Clinical and regulatory costs	494	2,158	3,159	506	6,151	6,048	18,516	117907	657,844
Business development	7,589	5,454	3,226	12,200	23,097	3,000	54,566	60751	444,676
General and administrative expenses	35,182	54,479	91,599	43,585	89,121	120,180	434,146	927961	1,192,955
Operating loss	(60,233)	(98,336)	(130,021)	(96,023)	(154,052)	(155,252)	(693,917)	(1,846,506)	(3,629,205)
Interest income	-	1	-	-	-	-	1	9,332	12,785
Other Income	1,492	58	-	-	-	296	1,846	-	2,945
Interest expense	(19,779)	(19,784)	(21,148)	(22,031)	(19,084)	(25,488)	(127,314)	(347,756)	(69,477)
LOSS BEFORE INCOME TAXES	(78,520)	(118,061)	(151,169)	(118,054)	(173,136)	(180,444)	(819,384)	(2,184,930)	(3,682,952)
INCOME TAXES	-	-					-		-
NET LOSS	$ (78,520)	$ (118,061)	$ (151,169)	$ (118,054)	$ (173,136)	$ (180,444)	$ (819,384)	$ (2,184,930)	$ (3,682,952)
Weighted average vested common shares outstanding:									
Basic	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,501,636	9,947,968
Diluted	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,555,304	10,501,636	9,947,968
Net loss per common share									
Basic	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.02)	$ (0.08)	$ (0.21)	$ (0.37)
Diluted	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.02)	$ (0.08)	$ (0.21)	$ (0.37)

See accompanying notes